EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                      JURISDICTION OF REGISTRANT

Direct Merchants Credit                      National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc.                          Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc.                     Delaware


Metris Funding Co.                           Delaware


Metris Asset Funding Co.                     Delaware


Metris Direct Services, Inc.                 Delaware